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EXHIBIT 4.01
Specimen Stock Certificate

NUMBER                                                                  SHARES
 XXXX                                                                     XXX

       INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH: June 28, 2001

                             SAVON TEAM SPORTS, INC.

CAPITAL STOCK: 100,000,000 SHARES COMMON STOCK @ $0.001 PAR VALUE, FULLY PAID AND NON-ASSESSABLE

This Certifies that ----------------------------is the registered holder of

                               ********

shares of the Capital Stock of Savon Team Sports, Inc., transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers this ____ day of _________, A.D. 2001.


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President                                              Secretary